UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 18, 2008
Date of report (date of earliest event reported)
Digi International Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On February 18, 2008, Digi International Inc. (the “Company”) entered into a binding contract with Deutsche Structured Finance for the sale of its building in Dortmund, Germany (the “Dortmund Property”), and subsequent partial leaseback for a 5 year term (the “Agreement”). The transaction is expected to close in March 2008. The selling price of the Dortmund property will be 4.5 million Euros (approximately $6.6 million). The gain is expected to be recognized over 5 years, which is the term of the lease. The Dortmund Property is located at Joseph-von-Fraunhofer-Str. 23, D-44227 Dortmund, Germany.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: February 21, 2008

DIGI INTERNATIONAL INC.
By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

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